Cust Corp.

CustCorp offers investors a secure place to store all of their digital assets, including equity securities in private investments, NFTs, and cryptocurrency.

Invest

$0.40 minimum investment

DEADLINE: April 30, 2025

in a month

SHARE PRICE
$0.40

TOTAL RAISED ON NETCAPITAL
$35,372

TOTAL RAISED THIS ROUND
$35,372

VALUATION THIS ROUND
$6,040,000

Reg CF offering provided by Netcapital Funding Portal Inc.

DEAL HIGHLIGHTS

- Offers ability to safely store all of your digital assets in one place
- Pursuing the $26.8 billion global custody market
- Launched fully digitized and tokenized infrastructure to hold and transfer digital assets

PROBLEM

What do you do with something you value deeply? Put it in a safe, keep it in a bank, protect it under lock and key. But how do you protect digital items of value? People need a safe, trusted and easy place to store digital items of value.

"The digital asset market has grown rapidly over the past couple of years, but the market lacks a secure institutional grade end-to-end solution."

Shawn Chu
Principal at 500 Startups

SOLUTION

CustCorp fills the market gap & offers investors a private, secure place to store digital assets.

- Safely stores equity securities in private investments and other digital assets, such as NFTs and cryptocurrency
- Helps with smooth transition of assets in estate planning
- Handles compliance obligations related to the storage of digital assets



MARKET OPPORTUNITY

CustCorp's product comes at a time when there is a large opportunity at the intersection of the global custody services market, the NFT market and cryptocurrency market. The following markets are expected to grow significantly in the near future, and CustCorp hopes to capitalize on this growth:

Global custody Market:

- $26.8 billion in 2021
- 8% CAGR

NFT Market:

- $41 billion in 2021
- 185% CAGR

Cryptocurrency Market:

- $1.6 billion in 2021
- 7% CAGR

Sources: researchandmarkets.com, Chainalysis Inc., Global Market Estimates, marketsandmarkets.com


CUSTCORP
MARKET OPPORTUNITY
8% CAGR
Global Custody Market
$26.8 Billion
in 2021
185% CAGR
NFT
NFT Market
$41 Billion
in 2021
7% CAGR
Cryptocurrency Market
$1.6 Billion
in 2021
Sources: researchandmarkets.com, Chainalysis Inc., Global Market Estimates, marketsandmarkets.com

BUSINESS MODEL

CustCorp has a subscription and fee-based revenue model.

- Charges annual subscription
- Collects a fee on every transaction



COMPETITIVE ADVANTAGES

CustCorp is unique in the market because the company:

1. safely stores both equities and digital assets, security tokens, and NFTs and

2. helps keep all your investments in one place.


PRIVATE
EQUITY

SUCCESS TO DATE

- Launched fully digitized, automated, tokenized infrastructure which can be used to transfer digital assets
- Secured initial contract


NFT

TEAM



Manny Teixiera
President

With over twenty-five years of experience in accounting and finance, Manny Teixeira is Founder & CEO of the accounting firm, M.G. Teixiera Inc. Prior to his current role, he was an auditor at Schultheis & Panettieri, LLP. Manny holds a B.A. in Business Finance from Marist College.



Amandeep Singh
Accounting

Amandeep Singh is a senior business analyst at the CFA Society of New York, where he worked to identify and execute on $2M of overhead cost savings. Prior to this role. Amandeep was a senior associate at KPMG. He holds a bachelor of business administration and accounting from Ancell School of Business.

USE OF PROCEEDS

If the offering's maximum amount of $107,000 is raised:

Use	Value	% of Proceeds
Engineering & Development	$42,800	40.0%
Marketing & Business Development	$37,450	35.0%
General and Admin. Expense	$21,507	20.1%
Intermediary fees	$5,243	4.9%

TERMS

This number includes all funds raised by the Company in this round on Netcapital. This is an offering of Common Stock, under registration exemption 4(a)(6), in Cust Corp.. This offering must reach its target of at least $10,000 by its offering deadline of April 30, 2025 at 11:59pm ET. If this offering does not reach its *target* by the offering deadline, then your money will be refunded.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

15,367,500 shares
× $0.40 per share

$6,147,000 implied valuation

PITCH DECK

Cust Corp. Pitch Deck

FINANCIALS

Income statement

Balance sheet

Cash flow statement

Change in equity statement

Executive certification

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

We're also required to share links to each of the SEC filings related to this offering with investors.

- Form C on March 30, 2022
- Form C/A on May 27, 2022
- Form C/A on July 26, 2022
- Form C/A on September 26, 2022
- Form C/A on December 5, 2022
- Form C/A on January 18, 2023
- Form C/A on March 6, 2023
- Form C/A on April 28, 2023
- Form C/A on May 26, 2023
- Form C/A on June 30, 2023
- Form C/A on August 29, 2023
- Form C/A on October 24, 2023
- Form C/A on January 3, 2024
- Form C/A on April 30, 2024
- Form C/A on May 15, 2024
- Form C/A on May 31, 2024
- Form C/A on June 18, 2024
- Form C/A on June 27, 2024
- Form C/A on June 27, 2024
- Form C/A on July 26, 2024
- Form C/A on October 30, 2024
- Form C/A on January 7, 2025

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

> Website

UPDATES

Jan 7, 2025 • Filed Form C/A

Oct 30, 2024 • Filed Form C/A

Jul 26, 2024 • Filed Form C/A

Jun 27, 2024 • Filed Form C/A

Jun 27, 2024 • Filed Form C/A

Jun 18, 2024 • Filed Form C/A

May 31, 2024 • Filed Form C/A

May 15, 2024 • Filed Form C/A

Apr 30, 2024 • Filed Form C/A

Jan 3, 2024	Filed Form C/A
Oct 24, 2023	Filed Form C/A
Aug 29, 2023	Filed Form C/A
Jun 30, 2023	Filed Form C/A
May 26, 2023	Filed Form C/A
Apr 28, 2023	Filed Form C/A
Mar 6, 2023	Filed Form C/A
Jan 18, 2023	Filed Form C/A
Dec 5, 2022	Filed Form C/A
Sep 26, 2022	Filed Form C/A
Jul 26, 2022	Filed Form C/A
May 27, 2022	Filed Form C/A
Mar 30, 2022	Primary offering of 267,500 shares at $0.40
Mar 30, 2022	Filed Form C

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